UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2005

Thomas Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22010	72-0843540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 869-3400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 19, 2005, the Compensation and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Thomas Group, Inc. (the “Company”), General John T. Chain abstaining, approved the 2005 Omnibus Stock and Incentive Plan for Thomas Group, Inc. (the “2005 Plan”) and approved restricted stock awards to be granted under the 2005 Plan (the “Initial Awards”) to each of James T. Taylor, President and Chief Executive Officer of the Company (“Taylor”), and David English, Chief Financial Officer of the Company (“English”), and submitted a recommendation to the Board that the 2005 Plan and Initial Awards be approved.  On December 20, 2005, the Board approved and adopted the 2005 Plan and granted the Initial Awards.  The 2005 Plan, as approved by the Board on December 20, 2005, made 750,000 shares of the Company’s common stock available for issuance under the plan.  The Board submitted the 2005 Plan and the Initial Awards to the holders of a majority of the Company’s common stock for action by written consent.  On December 20, 2005, stockholders owning a majority of the outstanding shares of common stock approved the 2005 Plan and the grant of the Initial Awards by action taken by written consent without a meeting in accordance with the Delaware General Corporation Law.  Taylor and English each entered into agreements reflecting their respective Initial Awards on December 27, 2005, to be effective as of December 20, 2005.

On December 23, 2005, the Committee, General John T. Chain abstaining, approved an additional award under the 2005 Plan for Taylor (the “Additional Award,” together with the Initial Awards, collectively, the “Awards”) and approved an increase in the number of shares available under the 2005 Plan from 750,000 shares of the Company’s common stock to 1,000,000 shares (the “Plan Increase”).  On December 23, 2005, upon recommendation from the Committee, the Board approved the Additional Award and the Plan Increase and submitted the Additional Award and the Plan Increase to the holders of a majority of the Company’s common stock for action by written consent.  On December 23, 2005, stockholders owning a majority of the outstanding shares of common stock approved the Additional Award and the Plan Increase by action taken by written consent without a meeting in accordance with the Delaware General Corporation Law.  Taylor entered into an agreement reflecting the Additional Award on December 27, 2005, to be effective as of December 23, 2005.

The 2005 Plan is effective as of December 20, 2005, the date of its adoption by the Board, subject to approval by a majority of the Company’s stockholders and compliance with Regulation 14C under the Securities Exchange Act of 1934, as amended.  Approval of a majority of the Company’s stockholders has been obtained, and such approval will be effective twenty (20) calendar days after the information statement is mailed to the stockholders.  Pursuant to Regulation 14C, the Company will mail an information statement to its stockholders informing them of, among other things, the actions taken by the Committee, the Board and a majority of the stockholders and of the terms and conditions of the 2005 Plan and the Awards.  Failure to comply with Regulation 14C by December 20, 2006 will result in the 2005 Plan and the Awards being terminated and null and void ab initio.  No restricted shares granted pursuant to the Awards will vest prior to stockholder approval and compliance with Regulation 14C.

The 2005 Plan:  A total of 1,000,000 shares of the Company’s common stock are available for issuance under the 2005 Plan.  Awards under the 2005 Plan may consist of a stock option, a stock appreciation right (“SAR”), a restricted share award or a performance award (payable in cash or shares, or both.)  Stock options may take the form of an incentive stock option or a non-qualified stock option.  Incentive stock options may be granted under the 2005 Plan only to employees of the Company or any of the Company’s subsidiaries.  Non-qualified options, SARs, restricted share awards or performance awards may be granted to any employee or consultant of the Company.  Selection of the recipients of, and the nature and size of, awards granted under the 2005 Plan will be solely within the discretion of the Committee.  No person whose compensation may be subject to limitations on deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), will be eligible for a grant of more than 700,000 shares, or a cash performance award of more than $1,000,000, during a single calendar year.  The 2005 Plan will terminate on December 20, 2015.

The Initial Awards:  The Initial Awards consist of a grant of 300,000 shares of restricted stock to Taylor and 50,000 shares of restricted stock to English.  One-third of the restricted shares granted to each of Taylor and English (each a “Holder,” and collectively, the “Holders”) will vest on the last day of each fiscal year in which the Company achieves at least a fifteen percent (15%) increase in the Company’s annual profit, as determined pursuant to the definition set forth in the applicable Award agreement, when compared to the annual profit for 2005 or the year preceding the then-current year, whichever annual profit is larger.

At each time restricted shares become vested, the Company will deliver to the appropriate Holder forty percent (40%) of such vested shares, and will continue to hold the remaining sixty percent (60%) of vested shares until the respective Holder’s full-time employment is terminated for any reason (the “Retention Period”), and will, as soon as reasonably possible after such termination, deliver all retained vested shares to the appropriate Holder.  The shares held by the Company during the Retention Period, and the Initial Awards, are not transferable by the Holders.

In addition to the grant of restricted stock, the Initial Award includes a cash bonus of $100,000.00 to Taylor and $16,666 to English following any fiscal year in which one third of the restricted shares vest.

The Initial Awards automatically terminate and expire on the earlier of (i) the date on which all restricted shares have become vested shares (except the Retention Period will continue), or (ii) the date the Holder’s full-time employment with the Company is terminated for any reason (“Separation”), and upon the date of such Separation all restricted shares which have not previously vested will be permanently forfeited.  Notwithstanding the foregoing, as to Taylor only, one third of the restricted shares will vest, and $100,000 of the cash bonus will be paid, upon Taylor’s Separation if such Separation is by reason of Taylor’s Involuntary Termination without Cause or Taylor’s resignation for Good Reason within 12 months following a Change-in-Control, as such capitalized terms are defined in the 2005 Plan and the Initial Award.  In the event that such acceleration of vesting occurs as a result of Taylor’s Separation following a Change-in-Control, the distribution of shares and/or cash to Taylor as a result of such acceleration will be limited so as not to cause Taylor to become subject to the excise tax imposed by section 4999 of the Code.

The Additional Award:  The Additional Award consists of 300,000 shares of restricted stock (the “Award Shares”) granted to Taylor.  The lowest closing price per share of the Company’s stock during any given calendar quarter, beginning with the quarter ending December 31, 2005, shall constitute the “Quarterly Price” for that quarter.  The Award Shares become available (“Available Shares”) in such amounts as set forth in the Additional Award based upon the highest Quarterly Price during the term of the Additional Award.  The number of Available Shares increases in 20,000 share increments starting with 20,000 based upon a highest Quarterly Price of $6.00 per share, to 300,000 based upon a highest Quarterly Price of $20.00 per share.  As of December 23, 2005, the lowest closing price for the quarter ending December 31, 2005 was $5.40 and thus, no restricted shares will become Available Shares during that quarter.  On the fifth anniversary of the date of grant, if the Additional Award has not previously terminated, the Available Shares will become vested.

The Additional Award automatically will terminate and expire on the earlier of (i) the fifth anniversary of the date of grant, or (ii) the date of Taylor’s Separation, and if the Additional Award terminates as a result of Taylor’s Separation, all shares, including Available Shares, will be permanently forfeited.  Notwithstanding the foregoing, upon Taylor’s Involuntary Termination without Cause or resignation for Good Reason following a Change-in-Control, as such capitalized terms are defined in the 2005 Plan and Additional Award, all of the then Available Shares will vest immediately.  In the event that such acceleration of vesting occurs as a result of the Holder’s Separation following a Change-in-Control, then the distribution of shares to the Holder as a result of such acceleration will be limited so as not to cause the Holder to become subject to the excise tax imposed by section 4999 of the Code.

General Terms Applicable to the Awards:  The restricted shares granted by the Awards do not constitute issued and outstanding common stock for any corporate purposes and the Holders have no rights, powers or privileges of a holder of unrestricted shares until (i) in the case of the Initial Awards, the restricted shares become vested, and (ii) in the case of the Additional Award, at the time they become Available Shares, after each such time the Holders shall have all rights, powers and privileges of a holder of unrestricted shares.  Without limiting the generality of the preceding sentence, the Holders are not entitled to receive dividends and other distributions to shareholders which are made prior to the date on which their restricted shares become vested shares or Available Shares, as applicable.

The above descriptions of the 2005 Plan and the Awards are summaries and are qualified in their entirety by the 2005 Plan and the Awards, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1	2005 Omnibus Stock and Incentive Plan for Thomas Group, Inc.

10.2	Net Profit Restricted Share Award agreement for James T. Taylor.

10.3	Net Profit Restricted Share Award agreement for David English.

10.4	Share Price Restricted Share Award agreement for James T. Taylor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS GROUP, INC.

Date: December 27, 2005	By:	/s/ David English
	Name:	David English
	Title:	Chief Financial Officer